VERB to Host Third Quarter 2019 Earnings Call on Thursday, November 14, 2019 at 5:00 PM ET and Release  CEO Stockholder Video Update on November 11, 2019

NEWPORT BEACH, CA and SALT LAKE CITY, UT, November 7, 2019 (GLOBE NEWSWIRE) — VERB Technology Company, Inc. (NASDAQ: VERB) (“VERB” or the “Company”), a leader in business-focused interactive video CRM, marketing, and sales enablement applications, announces two new investor events to be held next week. On Thursday, November 14, 2019 at 5:00 PM Eastern Time, VERB management will host a conference call to discuss financial results for the third quarter ended September 30, 2019. Financial results will be issued in a press release prior to the call.

In addition, on Monday, November 11, 2019, Verb CEO Rory J. Cutaia will release a stockholder video update ahead of the November 14 earnings call that will be available to view and replay via a dedicated page in the investor relations section of the Company’s website at www.myverb.com/ceo-report/. The November 11, 2019 CEO Video Update will include specific information, not reflected in the Company’s forthcoming earnings report,  about the number of new enterprise client contracts the Company executed in the third quarter, the estimated economic value of those contracts, and a comparison of third quarter 2019 contract volume and corresponding value against prior quarters.

The November 14, 2019 Third Quarter Earnings conference call will be hosted by VERB CEO Rory J. Cutaia, and CFO Jeff Clayborne, followed by a question-and-answer period. Details below:

Date: Thursday, November 14, 2019

Time: 5:00 PM Eastern Time (2:00 PM Pacific Time)

U.S. dial-in number: 877-407-4018

International number: 201-689-8471

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

A telephonic replay of the conference call will be available after 8:00 PM Eastern time on the same day through November 28, 2019.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay ID: 13696297

About VERB

VERB Technology Company, Inc. (NASDAQ: VERB) is rapidly emerging as the market leader in interactive video-based customer relationship management (“CRM”) sales and marketing applications. With offices in California and Utah, VERB provides next-generation CRM lead generation, sales enablement, and video marketing software applications to sales-based organizations in 60 countries and in 48 languages. The Company’s proprietary and patent-pending technology platform produces real-time, measurable results with some customers reporting greater than 600% increases in conversion rates. The Company’s software-as-a-service (SaaS) products are cloud-based, accessible on all mobile and desktop devices, and are available by subscription for individual and enterprise users. The Company’s technology is integrated into popular ERP, CRM, and marketing platforms, including Oracle NetSuite, Adobe Marketo, and integrations into Salesforce.com, Odoo, and Microsoft, among others are underway. For more information, please visit:.myVerb.com

Media Contact:

855.250.2300, ext.7

info@myverb.com

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Investor Relations

949.574.3860

VERB@gatewayir.com